UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005 (February 15, 2005)

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15305	51-0380803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On February 15, 2005, the Compensation Committee of the Board of Directors of BlackRock, Inc. (the “Company”) determined that the performance goal to be used under the Company’s 1999 Annual Incentive Performance Plan (the “Annual Bonus Plan”) for 2005 would be based upon the Company’s pre-incentive operating income. The Annual Bonus Plan is the plan pursuant to which the Company pays bonuses to officers and other Company employees, including the Company’s five executive officers. Bonuses that may become payable under the Annual Bonus Plan are paid following the end of the year in respect of which they were earned.

Consistent with prior years, for 2005, a bonus pool equal to a percentage of pre-incentive operating income was authorized under the Annual Bonus Plan to be allocated to the executive officers. Under the Annual Bonus Plan, no participant may be paid an annual bonus in excess of $20 million and the Annual Bonus Plan provides the Compensation Committee with the discretion to eliminate or reduce an executive officer’s annual bonus.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

	By:	/s/ Robert P. Connolly
Date: February 17, 2005		Robert P. Connolly
Managing Director, General Counsel and Secretary

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